UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2026
PHINIA INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-41708	92-2483604
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3000 University Drive	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 732-1900
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHIN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 22, 2026, PHINIA Inc. (the “Company”) held its 2026 annual meeting of shareholders (“Annual Meeting”). The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Proposal 1. The shareholders elected the following eight nominees as directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. The voting results for the eight nominees are as follows:

Name	For	Against	Abstentions	Broker Non-Votes
Samuel R. Chapin	32,972,408	120,464	24,401	2,011,831
Brady D. Ericson	33,055,782	37,786	23,705	2,011,831
Robin Kendrick	32,963,958	129,810	23,505	2,011,831
Latondra Newton	32,991,999	100,224	25,050	2,011,831
D’aun Norman	32,968,682	124,930	23,661	2,011,831
Meggan M. Walsh	32,971,697	116,091	29,485	2,011,831
Rohan S. Weerasinghe	32,981,288	112,112	23,873	2,011,831
Roger J. Wood	32,624,479	468,870	23,924	2,011,831

Proposal 2. The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
32,277,398	807,464	32,411	2,011,831
Proposal 3. The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026. The voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
34,885,528	223,126	20,450	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHINIA Inc.

Date: May 28, 2026	By:	/s/ Kelly A. Albin
Name: Kelly A. Albin
Title: General Counsel, Corporate and Securities, and Assistant Secretary